EXHIBIT 4.2

                            6% CONVERTIBLE DEBENTURE

         NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

NO. ___                                                              US $_______

                              DETOUR MAGAZINE, INC.

                6% CONVERTIBLE DEBENTURE DUE DECEMBER ____, 2001


                  THIS DEBENTURE is issued by Detour Magazine, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Company"), and is designated as its 6% Convertible Debenture Due December ____, 2001.

                  FOR VALUE RECEIVED, the Company promises to pay to [ ] or registered assigns (the "Holder"), the principal sum of______________________ (US $xx,000) Dollars on December _____, 2001 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time quarterly in arrears at the rate of 6% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. Quarterly interest payments shall be due and payable on April 1, July 1 and October 1, 2001. If any interest payment date or the Maturity Date is not a business day in the State of New York, then such payment shall be made on the next succeeding business day. The Company will pay the principal of and any accrued but unpaid interest due upon this Debenture on the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Debenture and addressed to such holder at the last address appearing on the Debenture Register. The forwarding of such check on the Maturity Date, shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

                  This Debenture is subject to the following additional provisions:

                  1. The Company shall be entitled to withhold from all payments of interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

                  2. The rate of interest on this Debenture shall be six percent (6%), per annum, compounded annually, on the outstanding principal until paid or converted. The Company shall have the right to cause the Holder to accept Common Stock in exchange for interest otherwise payable in cash pursuant to this Debenture; provided, however, that the Holder shall have the right to request interest payments in cash if there has been an occurrence of an Event of Default as defined below. The exact number of Common Stock into which such interest payment is convertible shall be determined as set forth in Section 4.

                  3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Debenture. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. This Debenture has been executed and delivered pursuant to the Convertible Debenture and Warrants Purchase and Agreement dated as of December 28, 2000 between the Company and the original Holder (the "Purchase Agreement"), and is subject to the terms and conditions of the Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

                  4. The Holder of this Debenture is entitled, at its option, to convert, at any time commencing after the Company files an amendment to its articles of incorporation increasing the number of authorized shares of Common Stock to a number in excess of 50,000,000 shares, the principal amount of this Debenture or any portion thereof into shares of Common Stock of the Company ("Conversion Shares") at a conversion price for each share of Common Stock ("Conversion Price") equal to the lesser of (i) $0.27 (subject to adjustment for stock splits and the like) (the "Ceiling Price") or (ii) 75% of the average of the three (3) lowest closing bid prices during the twenty-two (22) Trading Days immediately preceding the Conversion Date. Except for any sales (i) pursuant to any presently existing employee benefit plan which plan has been approved by the Company's stockholders, (ii) pursuant to any compensatory plan for a full-time employee, director, officer or key consultant, (iii) pursuant to any options and warrants issued by the Company and outstanding as of the date hereof, (iv) pursuant to a currently anticipated capital raising transaction, including a $15 million financing of equity securities with an investor approved by the Purchasers, whereby the Company sells shares of its Common Stock at a per share selling price greater than the Conversion Price per share (and without any reset provisions), (v) in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money and (vi) with the prior approval of a majority in interest of the Investors of the Purchase Agreement, if during the period ending when the Holder no longer holds any of the principal amount of this Debenture or any accrued but unpaid interest of this Debenture (the "MFN Period"), the Company sells any shares of its Common Stock at a per share selling price ("Per Share Selling Price") lower than the Ceiling Price per share, then the Ceiling Price shall be adjusted downward to equal such lower Per Share Selling Price. The Company shall give to each Investor written notice of any such sale within 24 hours of the closing of any such sale.

                  (a) For the purpose of this Section 4, the term "Per Share Selling Price" shall mean the amount actually paid by third parties for each share of Common Stock. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities ("derivative securities") under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the sale of Common Stock shall be deemed to have occurred at the time of the issuance of the derivative securities and the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration per underlying share of Common Stock received by the Company upon such sale or issuance of the derivative security). In case of any such security issued within the MFN Period in a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction. If shares are issued for a consideration other than cash, the per share selling price shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company.

                  (b) For the purpose of Section 4(a), the term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the Securities Act.

                  (c) For the purposes of Section 4(a), the term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to an investor (the

"New Investor") the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

                  (d) In case of any stock split or reverse stock split, stock dividend, reclassification of the common stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 4 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

                  5. The entire unpaid balance of this Debenture and accrued interest thereon outstanding on the Maturity Date hereof shall be due and payable without notice on, but not before, the Maturity Date, unless the parties mutually agree otherwise (this Section 5 does not in any way limit the Company's right to redeem the Convertible Debentures as set forth in Section 6 herein).

                 6. At any time after the date hereof, provided that (i) the closing bid price of the Common Stock is greater than $3.00 for ten (10) consecutive Trading Days, (ii) the trading volume of the Common Stock on the Principal Market exceeds 100,000 shares of Common Stock on such Trading Days and
(iii) the Registration Statement has been effective during such ten (10) consecutive Trading Days and is effective on the date notice is given pursuant to this Section 6, the Company shall have the right, by written notice to the Holder, to require the Holder to convert the entire principal amount of this Debenture, plus all accrued but unpaid interest, into shares of Common Stock of the Company as provided in Section 4 hereof. Conversion shall be deemed to have occurred as of the Conversion Date, which shall be the conversion date set forth in the notice, which shall not be prior to the date the notice is tendered. From and after the Conversion Date, the Debenture shall no longer accrue interest. Upon receipt of the notice, the Holder shall promptly tender the Debenture for conversion to shares as provided in Section 8 of this Agreement.

                  7. (a) Conversion shall be effectuated by surrendering this Debenture to the Company (if such Conversion will convert all outstanding principal) together with the form of conversion notice attached hereto as Exhibit A (the "Notice of Conversion"), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall be paid in cash as set forth above. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes the Notice of Conversion duly executed to the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (631) 423-9394 Attn.: Edward T. Stein. Certificates representing Common Stock upon conversion will be delivered to the Holder within the later of (i) one (1) Trading Day from the date the Company receives the Convertible Debenture (or two
(2) Trading Days from the date the Company receives the Convertible Debenture if the Company receives the Convertible Debenture after 12:00 noon, New York time on a Trading Day) or (ii) three (3) Trading Days from the date the Notice of

Conversion is delivered to the Company. Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

                  (b) The Company understands that a delay in the issuance of shares of Common Stock upon a conversion beyond the three (3) Trading Day period described in Paragraph S(a) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payments to the Holder for late issuance of shares of Common Stock upon conversion in accordance with the following schedule (where "No. Trading Days Late" is defined as the number of Trading Days beyond three (3) Trading Days from the date the Notice of Conversion is delivered to the Company).

-------------------------------- -------------------------------------------
   No. Trading Days Late                    Late Payment for Each
                                          $5,000 of Principal Amount
                                               Begin Converted
-------------------------------- -------------------------------------------
             5                                       $500
-------------------------------- -------------------------------------------
             6                                       $600
-------------------------------- -------------------------------------------
             7                                       $700
-------------------------------- -------------------------------------------
             8                                       $800
-------------------------------- -------------------------------------------
             9                                       $900
-------------------------------- -------------------------------------------
             10                                     $1,000
-------------------------------- -------------------------------------------
        More than 10                   $10 + $200 for each Trading Day
                                         Late beyond 10 Trading Days
-------------------------------- -------------------------------------------


                 The Company shall pay any payments incurred under this Paragraph 7(b) in immediately available funds upon demand. Nothing herein shall limit Holder's right to pursue injunctive relief and/or actual damages for the Company's failure to issue and deliver Common Stock to the holder, including, without limitation, the Holder's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within three (3) Trading Days from the date the Notice of Conversion is delivered to the Company, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion, and in such event any and all accrued late payments shall be due in connection with such withdrawn conversion up to and including the date on which the Holder revoked the relevant Notice of Conversion.

                  (c) In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion of the Series A Preferred Stock, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Conversion Price or the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Conversion Price to an independent, reputable investment bank acceptable to the applicable holder or (B) the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to an independent, outside accountant acceptable to the applicable holder. The Company shall cause such investment bank or accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than 72 hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. The reasonable expenses of such investment bank or accountant in making such determination shall be paid by the Company, in the event the holder's calculation or determination was correct, or by the holder, in the event the Company's calculation or determination was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation or determination was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

                  (d) The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Subscriber against impairment. In the event a Subscriber shall elect to convert any Debenture as provided herein, the Company cannot refuse conversion based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law or any agreement or for any other reason unless, an injunction from a court, on notice, restraining and/or adjoining conversion of all or part of said Debenture shall have been issued and the Company posts a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

                  8. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency herein prescribed. This Debenture is a direct obligation of the Company.

                 9. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                 10. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen
(15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the Company must prepay all outstanding principal and accrued interest on this Debenture as provided in
Section 4, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

                  11. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

                  12. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                  13.      The following shall constitute an "Event of Default":

                  a. The Company shall default in the payment of principal or interest on this Debenture and same shall continue for a period of three (3) days; or

                  b. Any of the material representations or warranties made by the Company herein, in the Purchase Agreement, the Registration Rights Agreement, or in any agreement, certificate heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Purchase Agreement shall be false or misleading in any material respect at the time made; or

                  c. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon proper exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Registration Rights Agreement, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Purchase Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for five (5) business days; or

                  d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under the Purchase Agreement, the Registration Rights Agreement or this Debenture and such failure shall continue uncured for a period of thirty (15) days after written notice from the Holder of such failure; or

                  e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                  h. Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or tiled against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

                  j. The Company shall have its Common Stock suspended or delisted from trading on a Principal Market for in excess of five (5) Trading Days; or

                  k. The Registration Statement shall not have been filed within 30 days or declared effective within 90 days from the date hereof.

Then, or at any time thereafter, for so long as the Event of Default shall be continuing, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

                 14. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

                  15. The Holder shall not be entitled to convert on a Conversion Date that amount of this Debenture in connection with that number of shares of Common Stock which would be in excess of the sum of(i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of this Debenture with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 9.99%. The Holder may void the conversion limitation described in this Section 15 upon 75 days prior notice to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%. No conversion of this Debenture in violation of this Paragraph 15 but otherwise in accordance with this Debenture shall affect the status of the Common Stock issued upon such conversion as validly issued, fully-paid and nonassessable. If instead of receiving cash on the Maturity Date the Holder instead exercises its right to convert this Debenture into Common Stock pursuant to Paragraph 4 by delivery of a Notice of Conversion prior to receipt of payment, and such conversion would cause the limit contained in the first sentence of this Paragraph 16 to be exceeded, such conversion of this Debenture shall occur up to such limit and the remaining unconverted portion of this Debenture shall be converted into Common Stock in accordance with one or more Notices of Conversion delivered by the Holder. Notwithstanding anything contained herein to the contrary, no interest shall accrue after the Maturity Date on any such unconverted portion of this Debenture.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: December 28, 2000

                                       Detour Magazine, Inc.


                                       By: /s/ Edward T. Stein
                                          -------------------------------------
                                          Edward T. Stein, Chairman of the Board

Attest:



-------------------------------

                                    EXHIBIT A

                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)

                  The undersigned hereby irrevocably elects to convert $___________________of the principal amount of the above Debenture No. ____ into Shares of Common Stock of Detour Magazine, Inc. (the "Company") according to the conditions hereof, as of the date written below.

Date of Conversion_____________________________________________________________

Conversion Price_______________________________________________________________

Accrued Interest_______________________________________________________________

Signature_____________________________________________________________________
                                                [Name]

Address:______________________________________________________________________

        ______________________________________________________________________